Exhibit 10.02a

Investors	Investment (RMB)	Share Percentage
Shanghai MTM Equity Investment Fund Partnership (L.P.)	90,000,000	4.70%
Qingdao MTM Venture Capital Partnership (L.P.)	40,000,000	2.09%
VeriSilicon Microelectronics (Shanghai) Co., Ltd	20,000,000	1.04%
Hangzhou Canaan Creative Information Technology Limited	20,000,000	1.04%
Beijing E-town Changhou Display Chip Venture Capital Center (Limited Partnership)	30,000,000	1.57%
*Ting Xin Lan (Shanghai) Management Consulting Partnership (Limited Partnership)	10,891,000	0.81%
*Xuan Xin Miao (Shanghai) Management Consulting Partnership (Limited Partnership)	27,301,000	2.04%
*Yi Xin Ran (Shanghai) Management Consulting Partnership (Limited Partnership)	24,509,000	1.83%
*Chunhe Hong Kong Limited	17,062,100	1.27%
* Employee "ESOP" Fund